UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2020
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On May 1, 2020, the size of the Board of Directors of Workhorse Group Inc. (the “Company”) was increased from six to eight and Jacqueline A. Dedo and Pamela S. Mader were appointed as directors of the Company.

Except as set forth herein, there is no understanding or arrangement between Ms. Dedo and Ms. Mader and any other person pursuant to which the directors were selected. Ms. Dedo and Ms. Mader do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Since January 1, 2018, Ms. Dedo and Ms. Mader have not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Ms. Dedo and Ms. Mader will receive cash compensation of $50,000 per year and a restricted stock grant of $60,000 per year subject to standard vesting. All stock grants are issued under the Company’s 2019 Stock Incentive Plan. For the year ended December 31, 2020, Ms. Dedo and Ms. Mader were each granted 11.939 restricted shares of common stock which was prorated for partial service vesting November 1, 2020.

Ms. Dedo has over 30 years of global automotive, off highway, industrial and aftermarket experience. She has held various leadership positions at Piston Group, Dana Holding Corp., Motorola, and Robert Bosch Corporation among others and has a proven background in managing full P&L responsibilities for major business units and entire companies responsible for up to $2 billion in revenue. In May 2015, Ms. Dedo co-founded Aware Mobility LLC, which is focused on the development, investing, partnering and application of both electrified propulsion and connectivity tools, platforms and applications. Prior to May 2015, Ms. Dedo served as President of Piston Group and held various positions with Dana Holding Corp, The Timken Company, Motorola, Covisint LLC, Robert Bosch Corporation and Cadillac Motor Car Company. Ms. Dedo received a Bachelor of Science, Electrical Engineering from Kettering University and holds a number of board positions including Cadillac Products, Kettering University and Detroit Science Center.

Ms. Mader brings over two decades of automotive industry experience, with a proven track record in leading Fortune 100 manufacturing organizations as well as supporting the growth of emerging growth companies through various business advisory services. Since June 2018, Ms. Mader has served as VP Belcan Consulting Services for Belcan Engineering, Consulting, and Technical Services, LLC. From 2012 through 2018, Ms. Mader held various positions with Allegiant International, LLC. From 1994 through 2010, Ms. Mader held various positions with General Motors including Plant Manager of various General Motors assembly operations. Ms. Mader received a Bachelor of Science, Organizational Leadership from Purdue University and serves as a Board Member for Purdue University, College of Polytechnic.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 4, 2020	By:	/s/ Steve Schrader
	Name: Title:	Steve Schrader Chief Financial Officer